Exhibit 10.2

                             DISTRIBUTION AGREEMENT

                                     Between

                                  Lumenis Inc.

                                       And

                              Eclipse Medical, Ltd.

                              for the territory of

                                     "Texas"

      This Distribution Agreement (this "Agreement") is entered into and is effective as of the 31st day of December, 2001 (hereinafter "Effective Date") by and between Lumenis Inc., a Massachusetts company, with its principal place of business located at 2400 Condensa Street, Santa Clara, California, USA (the "Company"), and Eclipse Medical, Ltd., a Texas limited partnership (successor by statutory conversion to Eclipse Medical, Inc.) with its principal place of business located at 3728 Realty Road, Addison, Texas, USA (hereinafter the "Distributor").

      In consideration of the undertakings and obligations hereinafter set forth, it is mutually agreed as follows:

            1. DISTRIBUTORSHIP

                  A. Appointment. Subject to the terms and conditions of this Agreement, the Company hereby appoints the Distributor as an exclusive distributor and service provider in the Territory of Texas, as detailed in Exhibit F attached hereto (the "Territory") of the Company's products listed in Exhibit A attached hereto and made a part hereof subject to the terms of this Agreement (the "Product" or "Products"). For purposes of clarification, the Distributor shall not have (i) distribution rights pursuant to this Agreement for any of the Company's products not listed in Exhibit A; nor (ii) servicing rights to (v) the Coherent line of products, including, without limitation, any products manufactured in the past by Coherent Medical Group (until such time as the Distributor has completed training with respect to such products, to the reasonable satisfaction of the Company), (w) any outstanding service contracts which, at the Effective Date, customers may have with the Company or any third party,
      (x) services rendered by the Company as part of warranties offered by the Company prior to the Effective Date, (y) repairs and services not rendered on-site at the end user customer's premises ("depot" services), and (z) any renewals of such arrangements. The Distributor does hereby accept this appointment as exclusive distributor of the Products in the Territory subject to the terms of this Agreement.

                  B. Price List. The Company may revise the products listed in Exhibit A, by written notice to the Distributor, as it deems appropriate, but shall fulfill any outstanding orders accepted by it prior to the date of such notice; provided that any such revision shall not remove any Products listed thereon unless the Company ceases to manufacture, market or distribute such Product in the United States, or unless unavailability of such Product or component thereof is due to governmental regulation.

                        For all purposes of this Agreement "List Price" shall mean the retail price for Products as published from time to time by the Company in the U.S. Price List.

                  C. Exclusivity. The Company shall not designate any other Person as its representative or distributor of Products in the Territory, and the Company shall not sell or otherwise deliver the Products in or to the Territory except through the Distributor, except as provided in Exhibit A. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other entity.

            2. DUTIES OF THE DISTRIBUTOR

                  A. Sales and Expertise. The Distributor agrees to use all its best commercial efforts to employ qualified sales and technical personnel familiar with the Products for the purposes of the marketing and service requirements as set forth herein.

                  B. Performance of Service. The Distributor will look after the general interests of the Company in connection with performing the services set forth in this Agreement. The Distributor shall use its best commercial efforts to fully and actively introduce and promote the purchase and use of the Products and obtain orders therefor. The Distributor shall also have the following responsibilities:

                       (i) maintain active contacts with all potential and actual customers and users of the Products.

                       (ii) keep the Company fully informed of all governmental, commercial, and industrial activities and plans which do or are reasonably likely to affect the sale of Products in the Territory.

                       (iii) provide technical liaison between the Company and customers in the development and analysis of specifications and in language interpretation of tenders and bids.

                       (iv) achieve a sufficient level of understanding of the Products to enable the Distributor to provide technical information to customers and effectively sell the Products.

                  The Distributor shall maintain during the terms of the Agreement, a complete record of all sales of the Products, showing customer name, date of sale, shipping date, instrument model, serial number, and sales order acknowledgement and invoices for all Products covered by this Agreement as well as of the furnishing of the Company's standard limited warranty and special terms of the sale, including warranty, installation date and other appropriate information. This information shall be promptly supplied to the Company on a monthly basis or the product warranty shall be void. The Distributor shall notify the Company on each purchase order of the name and address of the customer and the sales price. The Distributor shall also keep the Company informed about competitive/market information through Win/Loss reports using the format shown in Exhibit E.

                  C. Training.


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

                  (i) Within 90 days after date of signature of this Agreement, the Distributor undertakes to send at least one or more suitably qualified technician(s) (as reasonably determined by the Company) to the Company's place of manufacture, or to such other place as the Company shall designate, for instruction by the Company in the installation and full servicing of the Company's Products and to be certified as a Company certified technician. The curriculum of instruction shall be determined by the Company and shall be written and conducted in English.

                       (ii) The Company will provide this training free of charge, on a technical level similar to instruction given to the Company's service and maintenance personnel.

                       (iii) The Distributor shall bear and pay all travel, salary, insurance and living expenses of its personnel incurred in the course of such instruction. Thereafter, the Distributor shall, at the Company's request, send at least one technician during each two year period subsequent to the first two years hereunder for refresher instruction to the Company's place of manufacture or such other place as the Company shall designate, subject to all terms and conditions mentioned above.

                       (iv) The material failure of the Distributor to comply with the provisions of this Section 2.C. shall be considered a material default under the terms of this Agreement.

                       (v) The Distributor will be deemed to comply with the provision of this Section 2.C in the event it employs a suitably qualified technician who has visited the Company's place of manufacture and who has been instructed by the Company in the past two (2) years.

                  D. Distributor Cooperation. The Distributor agrees to continuously keep the Company informed of its marketing efforts by furnishing, on a monthly and/or quarterly basis, as the Company may request, detailed market analysis and reports concerning the Distributor's sales strategy, sales forecasts, visits to prospective customers, competition, inventory, customers' data, sales volume and other facts relating to sales of Products as the Company may from time to time reasonably request. In addition, the Distributor shall provide to the Company the names, addresses, telephone and fax numbers of the Distributor's end user customers, as well as the Part Number, Serial Number and date of installation for the Products sold. The Distributor, upon request, undertakes to provide the Company's duly authorized representative with copies of quotations or invoices relating to sales in the Territory.

                  E. Advertising. The Distributor shall provide the Company, free of charge, with copies of all of the Distributor's advertising and promotional materials, including audio visual aids, as they become available, shall consult with the Company prior to their distribution to the market, and such materials shall be subject to veto by the Company (upon which veto the Distributor will not use such advertising and promotional materials).

                  F. Warranty. The Distributor shall provide to each purchasing customer a copy of the Company's standard limited warranty.

            3. DUTIES OF THE COMPANY

                  A. Materials. The Company shall, from time to time, upon the Distributor's request, provide the Distributor with advertising and promotional materials, including sales and technical brochures when available in such reasonable quantities and in such form as it normally furnishes to distributors in similar markets. Additional quantities may be ordered at the Company's prices then in effect. During each semi-annual (January-June) period throughout the Term (as defined in Section 6.A), the Distributor shall be entitled to purchase from the Company one demonstration unit (such model as shall be specified by the Distributor) from each major Product line of the Company for a price equal to 50% of List Price. Any such demonstration units sold by the Distributor to any customer shall be clearly marked by the Distributor as a "Demonstration Unit." Any equipment or any audio-visual aids loaned to the Distributor for promotional or advertising purposes shall remain the exclusive property of the Company, and shall be returned by the Distributor to the Company upon written demand of the Company, or upon termination of this Agreement, reasonable wear and tear excepted.

                  B. Documents. The Company will furnish to the Distributor upon request, at no charge, drawings, manuals, Spare Parts and Tools Lists, servicing documentation, shipping and packing specifications and instructions, in such reasonable quantities and in such form as it normally furnishes to distributors in similar markets.

                  C. Response to Inquiries. The Company shall promptly respond to all inquiries from the Distributor concerning matters pertaining to this Agreement.

                  D. Delivery Time. The Company shall minimize delivery time as much as possible and use all reasonable efforts to fulfill delivery obligations as committed by the Company in acceptances.

                  E. Quotations to Exporters. The Company shall refrain from giving quotations to exporters for Products to be shipped to the Territory, unless otherwise agreed to in writing by the Distributor.

                  F. New  Developments.  The Company will inform the Distributor
      of  new  product   developments   within  a  reasonable  time  after  such
      developments are publicly announced.

                  G. Training. The Company will provide sales and service training for the Distributor's personnel from time to time as more particularly discussed above in Section 2.C. It is required for Distributor's personnel to attend these seminars. All expenses, other than tuition, for Distributor's personnel to attend these seminars will be borne by the Distributor.

                  H. Loan. The Company agrees to make to the Distributor, at the Effective Date, a cash loan by wire transfer to a Distributor account designated by the Distributor in the amount of One Million Two Hundred Fifty Thousand dollars ($1,250,000) (hereinafter "Loan") to be evidenced by a promissory note substantially in the form attached hereto as Exhibit G (hereinafter "Note"), provided that the Company may defer disbursement of said loan until the earlier of January 11, 2002 or the Business Day following its receipt of the written consent of its bank lender under the Company's outstanding bank credit agreement. As used in this Agreement, "Business Day" shall mean a day on which Banks are open in New York and Texas. The Note will be personally guaranteed, jointly and severally, as to the initial fifty percent (50%) thereof by the principals of the
      Distributor: Thomas, Paul and Kevin O'Brien (the "Principals"), and as to the entire principal amount thereof by O'Brien Medical Ltd. and O'Brien Holdings LLC.

            4. TERMS AND CONDITIONS OF SALE

                  A. Purchase Price

                        (i) The Distributor shall pay the prices set forth in Exhibit A. In case the Distributor orders Products or quantities of Products which are not listed in the Product price list, then the price shall be as quoted by the Company. The Company reserves the right to increase prices in its Product price list upon 60 days written notice to the Distributor. All prices shall remain firm for at least 90 days.

                        (ii) All sales are FOB factory. All costs of delivering the Products to the Distributor (including, but not limited to, costs for land, air and/or ocean freight, insurance, port, customs and forwarding fees, if any) shall be paid by the Distributor. All prices include cost of packing and crating for air shipment.

                  B. Orders and Payment of Purchase Price. The Distributor shall submit its orders for Products in writing to Company. Orders shall not be deemed accepted until confirmed in writing by the Company. The placing by the Distributor of a purchase order and The Company's acceptance thereof under and in accordance with this Agreement shall create a contract of sale between the Company and the Distributor on the terms of such purchase order and of this Agreement. In the event of a discrepancy between the terms of this Agreement and the terms of any purchase order, the terms of this Agreement shall prevail. The Distributor will provide a three month rolling forecast on a monthly basis of predicted sales and purchases by product and such additional sales data as is needed to effectively plan sales and shipments in the Territory by the Company. Payment by the Distributor to the Company of the net purchase price, and reimbursement for costs of delivery, if any, and other charges hereunder, shall be made by cash or by wire transfer of immediately available funds within 30 days (except in the case of any undelivered purchase orders placed prior to January 1, 2002, for which payment shall be made prior to March 20, 2002) after the shipment date. Notwithstanding any other remedies available to the Company under this Agreement, the Company shall be entitled to immediately suspend and/or cancel deliveries of any of its Products to the Distributor upon any nonpayment. Any payment not received within five Business Days of the due date shall accrue interest at the rate of 12% per annum from the due date. In addition, upon such failure to make a payment for Product purchases when due, all amounts outstanding to the Company from the Distributor shall become immediately due and payable regardless of their scheduled payment date. Any Product payments aggregating $10,000 or more (including accrued but unpaid interest and default interest, if any) not received by the Company within five Business Days after the earlier of (i) Distributor's receipt from the Company of a monthly statement showing amounts due and their respective due dates (including in respect of such payments not received) and (ii) notice from the Company of such non-payment, shall constitute a payment default by the Distributor for which the Company may immediately deliver a Termination Notice pursuant to Section 6.D. The provisions of Section 6.D regarding required notice and a period to cure shall not apply to default due to nonpayment by the Distributor.

                  C. Passage of Title, Delivery. Deliveries of Products to the Distributor shall be according to the Company commitments made from time to time in response to the Distributor's forecasts of need, firm orders and consistency with the Company's delivery commitments to other customers.

                        Title to the Products purchased hereunder shall pass to Distributor and all risk of loss or damage to such Products shall be borne by the Distributor from the time such Products are given over to the first common carrier. Unless otherwise specified in the purchase order accepted by the Company, the Company shall arrange for shipment of the Products from the place of manufacture or storage to the port or point of destination set forth in the order. The Company shall arrange for freight and insurance coverage on Products, at the Distributor's request and cost, of the type and in the amounts specified by the Distributor, or, if unspecified, that which in the Company's judgment may be proper, provided that the Distributor shall cover the Company's actual cost for such coverage.

                        All Products shall be inspected upon receipt from the carrier, and claims should be filed with the carrier immediately in the event there is evidence of damage. As used in the clauses appearing herein or attached hereto, "delivery" shall occur when Products are shipped to the point of destination.

                  D. Acceptance. Each Product furnished by the Company shall be deemed accepted by the Distributor unless notice of defect or nonconformity is received within thirty (30) days of delivery or within five (5) days of installation, whichever occurs sooner.

                  E. Proprietary Rights. The Distributor undertakes to promptly inform the Company of any possible infringement by third parties of the Company's proprietary rights including any duplication of the Products, and to participate with the Company regarding any legal action against such infringement which, in the Company's judgment, should be necessary.

                        In the event that the Distributor notifies the Company of a claim it has received that the Products or part thereof purchased by the Distributor hereunder infringes a third party's proprietary rights in the Territory, then the Company agrees, at its discretion, either to (a) defend the claim at its expense, with the cooperation of the Distributor or (b) make changes in the Product or part thereof to avoid the claim, or
      (c) purchase the right to use such proprietary right or (d) refund to the purchaser the purchase price of the Product upon the Company taking possession of such Product. The foregoing states the entire liability of Company with respect to infringement of patents or other proprietary rights by the Products or part thereof, or by their operation.

                  F. Spare Subassemblies, Spare Parts, Supplies and Tools. The Distributor shall maintain an inventory of spares, subassemblies, spare parts and supplies (referred to collectively as "Spares and Tools"). The Distributor shall maintain sufficient inventory of Spares and Tools to enable the Distributor to maintain Products in use in Distributor's Territory, provided that during the Term the Company shall make available for purchase by the Distributor reasonable quantities of Spares and Tools, at prices in effect on the date any purchase order for such Spares and Tools is received by the Company.

                  G. Warranty.

                        (i) The Company warrants that the systems included in Exhibit A shall be free from defects for a period of one year from the date of the first installation, provided however, that in no event shall any warranty extend more than 15 months from the date of shipment of the Product. This warranty shall be valid and available only to the original purchaser of a Product from Distributor, and not to any subsequent purchaser, assignee or user of such Product.

                       This warranty does not apply to any demonstration units provided to or purchased by Distributor, nor to certain parts and subassemblies which have a defined limited life, and other accessories as defined by the Company. A complete list of such parts and subassemblies may be obtained directly from the Company.

                       This warranty shall not cover consumable components or accessories.

                       The liability of the Company under this warranty is limited to the repair by the Company or replacement (at the Company's option) of any allegedly defective part or parts under warranty at its expense, at either a Company authorized service center, or, at the Company's option, at user's place of business. Defective parts replaced by the Company as mentioned above, shall be returned to the Company and the Company shall have title to such parts.

                       It is a condition precedent to the Company's undertakings under this warranty that the Distributor notifies the Company promptly, but not later than 30 days after delivery or occurrence of any alleged defect. Such notice shall describe the full extent and nature of the problem.

                       (ii) This warranty shall not apply to a Product which has
      been repaired or altered not in accordance with the Company's instructions, nor shall it apply to a Product which has been subject to misuse, unauthorized use, negligence, accident (including fire, water, explosion, smoke, vandalism, etc.), or which has been operated contrary to the Company's instructions. The warranty is void, if at any time:

                             (a) anyone other than Company authorized personnel removes a Product casing and/or attempts to make or makes any internal changes, removals, attachments or additions to the Product or components thereof;

                             (b) the power supplied to the Product or any part thereof differs from the rated value, or any external device attached by user creates conditions exceeding the tolerance of the Product; or

                             (c) Products are repaired using electronic components (other than standard passive electronic components not of unique design) not supplied by the Company unless the Company has first consented to such repair in writing.

                       (iii) The Company makes no warranty in respect to accessories and other parts made by other manufacturers, whether or not warranted by such manufacturers, which have been attached or connected to the Product after installation, unless such accessories and other parts have been supplied and attached or installed by the Company.

                       Products or parts thereof may be returned for repair, replacement or adjustment only with the Company's prior written consent. No credit allowances will be given or replacements shipped unless defects are verified by the Company or Company-authorized personnel.

                       EXCEPT AS OTHERWISE SET FORTH HEREIN, THE FOREGOING WARRANTY IS THE DISTRIBUTOR'S SOLE AND, EXCLUSIVE REMEDY TOWARD THE
      COMPANY, AND IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, PROMISES, OR REPRESENTATIONS WHETHER WRITTEN, ORAL OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, SATISFACTORINESS OR FITNESS FOR ANY
      PARTICULAR PURPOSE OR USE. IN NO EVENT SHALL THE COMPANY BE LIABLE FOR LOSS OF

      USE,  LOSS OF  PROFITS,  OR OTHER  COLLATERAL,  SPECIAL  OR  CONSEQUENTIAL
      DAMAGES.

                       (iv) It shall be the responsibility of the Distributor, at its sole expense, to install Products, service its customers and perform in-warranty service at end-user's site. the Company's responsibility shall be limited to replacing or repairing defective parts and materials under warranty and to provide backup technical support to the Distributor.

                       The Distributor shall have its personnel certified by the Company (pursuant to Section 2.C. (i) above) perform all maintenance and repair service of Products purchased hereunder. Performance of maintenance and repair service by Distributor's personnel certified by the Company shall not void the Warranty referenced above.

                  H. Product Labeling, Trademarks and Tradenames

                       (i) Product Labeling. Products shall be labeled and identified at point of manufacture. The Distributor shall be responsible for compliance with all local laws and regulations relating to labeling. Such labeling and identification shall be only as acceptable to the Company and may be altered or added to by the Distributor only as previously agreed upon in writing by the Company. The failure of the Distributor to comply with these provisions shall be considered a material default under the terms of this Agreement.

                       (ii)   Trademarks   and   Tradenames.   The   Distributor
      acknowledges the validity and proprietary value of the Company trademarks and tradename including, but not limited to, the name "LUMENIS." The Company shall retain sole ownership of all goodwill associated with the Products, as represented and symbolized by the trademarks and tradenames, and the Distributor shall not register any of the Company's trademarks or tradenames in its name. The Distributor undertakes to display the Company's trademarks and tradenames solely in connection with identifying the Company in the sale and marketing of Products hereunder. The Distributor shall not remove copyright notices or any trademarks from the products. The Distributor shall not be entitled to use said trademarks and tradenames in conjunction with the Distributor's own trademarks and tradenames etc. except in the manner authorized by the Company, which authorization will not be unreasonably withheld and in compliance with distribution standards and specifications established by the Company. In the event that the Company determines that the Distributor is not meeting such standards and specifications, the Distributor shall immediately, at the Company's instructions, take all steps necessary to ensure that such standards and specification are met or cease all further use and display of the trademarks and tradenames. In the event of expiration or termination of this Agreement, the Distributor shall immediately discontinue all use of the Company's trademarks or tradenames except as may be required for the sale of the Distributor's inventory of Products.

            5. COVENANTS

                  A. Territorial Limitations and Competitive Lines

                       (i) Territorial Limitations. During the Term and the Non-Competition Period (as defined in Section 6.C), neither the Distributor, the Distributor's Affiliates nor the Principals shall solicit orders from or make deliveries to end-users or third parties, or establish distribution outlets outside the Territory, in each case without the Company's express prior written consent.


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

                       (ii) Competitive Lines. During the Term and the Non-Competition Period, neither the Distributor, the Distributor's Affiliates nor the Principals shall, directly or indirectly, engage in the manufacture, assembly, development, sale, distribution or service of products which are competitive to the Products sold hereunder without the express prior written consent of the Company. In case of doubt or disagreement, the Company shall have the power to reasonably determine if a product is competitive to the Products sold hereunder. In the event that the Company notifies the Distributor of its determination that the
      Distributor, Distributor's Affiliates or any of the Principals is or are engaged in a violation of this provision; then at the option of the
      Company at any time thereafter; (a) this Agreement may be terminated forthwith by the Company or (b) the Company may cancel the exclusivity provisions herein and either appoint one or more distributors or representatives to sell, lease or otherwise market and service the Products in the Territory on such terms as the Company, in its sole discretion may determine, or sell the Products directly in the Territory.

                  B. Use of Technical Data. During the Term the Distributor shall be entitled to use, subject to its obligations of non-disclosure imposed by Section 5.C. below, the Company's technical data and other know-how relating to the Products supplied by the Company for the sole and limited purposes of performing installation, maintenance or adjustment service and repair of Products.

                  C. Distributor Obligations with Respect to the Company's Technology

                       (i) The Distributor agrees to receive in confidence any information disclosed by the Company to the Distributor, including, but not limited to, the Company's inventions or technical information, surgical data or processes (hereinafter "Confidential Information") and not to disclose any of the Confidential Information to any other person, firm or corporation, and to use the Confidential Information only for the Distributor's own use in order to fulfill its obligations under this Agreement.

                       The Distributor agrees that the Confidential Information received from the Company shall be disclosed only to such of its employees and sales or service representatives as have a need to know about such Confidential Information for a use authorized by this Agreement.

                       (ii) For the purposes of this Section 5.C., Confidential Information shall not include any information disclosed by the Company hereunder which (a) is already known to the Distributor and which the Distributor had in its possession in written or physical embodiment from prior to the disclosure, unless such Confidential Information was previously disclosed by the Company, (b) is rightfully received by the Distributor in the routine course of business from a third party who acquired such Confidential Information and the right to disclose same from the Company; (c) is approved for release or publication by written authorization of the Company; or (d) is published by an established publisher (other than the Distributor) in a printed publication of which copies have been disseminated publicly to more than fifty (50) parties in a country wherein the Company has sold a substantial quantity of Products.

                       (iii) The obligations respecting Confidential Information
      imposed on the Distributor shall continue during the term of this Agreement and for a period of three (3) years after the expiration or termination of this Agreement. The Distributor shall return all Confidential Information, including all copies thereof, to the Company upon expiration, termination or cancellation of this Agreement or at such earlier time upon the Company's request.

                       (iv) The Distributor undertakes to bind its employees, officers, sales, technical, maintenance and service representatives, and other third parties to whom Confidential Information is disclosed as permitted hereunder, to the terms and conditions contained herein.

                       (v) Unless otherwise specifically stated herein, this Agreement does not grant the Distributor any manufacturing, assembly, production or licensing rights, or any rights in any patents, patent applications, trademarks, and tradenames, copyrights or know-how of the Company.

                       (vi) The Distributor hereby acknowledges and agrees that in the event of any violation hereof, the Company shall also be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits and past, present and future losses to the Company arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the Company shall be entitled under law or under this Agreement.

                  D. Indemnification.

                       (i)  The  Distributor  shall  be  liable  for  and  shall
      indemnify, defend, and hold the Company harmless against any costs, liability, damages, or loss from any claims, actions, suits, judgments, proceedings, demands, recoveries or expenses, including, but not limited to, attorneys' fees, arising out of, based on, or caused by (a) product claims, representations, or warranties, whether written or oral, made or alleged to be made by the Distributor or the Distributor's employees, agents or independent contractors, in its advertising, publicity, promotion, or sale of any of the Products where such product claims, representations, or warranties were not provided by or approved by the Company, (b) labeling of the Products which was not provided by or approved by the Company, (c) negligent handling of the Products by the Distributor or the Distributor's employees, agents or independent contractors, (d) negligent installation, demonstration, service or testing of the Products by the Distributor or the Distributor's employees, agents or independent contractors or (e) any modifications by the Distributor or the Distributor's employees, agents or independent contractors, to the Products. The foregoing indemnification obligations shall relate to Products whether sold under this Agreement or prior thereto.

                       (ii) The Company agrees to indemnify, defend, and hold harmless the Distributor, its employees or agents against any claims, suits, or judgments for personal injury, property damage, or death to any third party made or instituted against the Distributor to the extent that they are caused by the failure, malfunction, or defect of the Products not caused by actions of the Distributor. This indemnification is conditioned upon the Distributor notifying the Company as soon as it becomes aware of any such claim or action and the Distributor's cooperation with and authorization of the Company to carry out the sole management and defense of any such claim or action. This indemnification is also conditioned upon the Distributor having complied with Section 2.F hereof. To the extent a claim for indemnification arises under this provision, the Company agrees, at its own expense, to pay the cost to defend against any such claim or action, including the cost of defense counsel up to a maximum aggregate amount of $10 million for all claims relating to Products. The Distributor shall not negotiate, compromise or settle any claim, action, suit, or judgment without the Company's prior written consent. The foregoing indemnification obligations shall relate to Products whether sold under this Agreement or prior thereto.

                       (iii) The parties agree that the Company shall assume and exclusively control, and the Company hereby assumes, the defense of all present and future litigations and proceedings brought against the Distributor which relate to the Company Products previously or hereafter sold by the Distributor, with counsel of the Company's choice, provided that (x) the Distributor and its affiliates will be responsible for their share of the judgments or settlements, as appropriate, such share to be in accordance with the apportionment of liability in the settlement, verdict or arbitration, or if there is no such apportionment, such share to be as agreed upon by the parties; or, if they fail to agree promptly, as determined by arbitration in accordance with Section 9.I and (y) if the Company determines that there may be a conflict of interest in the defenses of the Company and the Distributor, the Company may engage separate counsel for itself and the Distributor. The Distributor represents and warrants to Company that attached hereto as Schedule 5.D.(iii) is a true and correct list (prepared by the Distributor) of all such present litigation and proceedings. The Distributor agrees to cooperate with the Company and its counsel in the defense of such claims and to realize the maximum benefit from any insurance coverage the Distributor has with respect thereto, and the Distributor agrees to make available to the Company and its counsel Distributor's -personnel and provide any testimony and access to its books and records in connection with any such present or future litigation or proceeding. The parties agree not to assert any cross claims against each other in any third party litigation, and to reserve those claims for resolution among the parties or, if they cannot resolve the matter, then to submit the matter to arbitration pursuant to Section 9.I. Notwithstanding the foregoing but subject to any judgment or order rendered by a court of competent jurisdiction, the Distributor shall not be obligated to enter into any settlement agreement pursuant to which the Distributor is (A) required to take or refrain from taking any action or (B) required to accept any liability, in each case, without the Distributor's express written consent, which consent may not be unreasonably withheld; provided that if the Distributor refuses to enter into a settlement agreement worked out by the Company, then (even if the matter is one for which the Company has an indemnification obligation under Section 5.D.(ii)) the fairness of requiring the Company to pay (and the Company's obligation to pay) further counsel fees or other defense costs for the benefit of the Distributor in such matter or any amounts in excess of what the matter could have been settled for may be submitted by either party for arbitration in accordance with Section 9.I.

                       (iv) The Distributor expressly disclaims its statutory indemnification rights.

                       (v) Claims by  indemnification  under  Section  5D(i) and
      (ii) shall be brought within one year after resolution of the underlying claim (pursuant to Section 5.D(iii) or otherwise).

                  E. Reinstatement. The Company shall be entitled to an offset against any liabilities otherwise payable to the Distributor if, at any time before, on or after the Termination Date, an additional amount is required to be paid to or on behalf of the Distributor, or its successors or assigns, or to any other claimant or representative of the Distributor, because of the transactions occurring pursuant hereto, whether on or after the Effective Date, including, without limitation, pursuant to Section 7, in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Distributor, or upon or as a result of the appointment of a custodian, receiver, intervenor or conservator of, or trustee or similar officer for the Distributor or for any substantial part of its property, or upon any settlement or compromise of any claim effected by the Distributor with any claimant (including, without limitation, the Distributor) in connection with any such insolvency, bankruptcy, dissolution, liquidation or reorganization.

            6. Term, Default and Termination

                  A. Term. This Agreement shall continue in full force and effect until the earliest of (hereinafter the "Term") (i) sixty (60) months from the Effective Date, i.e. up to the 31st day of December, 2006;
      (ii) the FM Termination Date (as defined in Section 9.C hereof) following a Force Majeure (as defined in Section 9.C); (iii) termination pursuant to
      Section 6.E or the final sentence of Section 9.B hereof; or (iv) a permitted termination by either party, upon written notice to the other party, pursuant to the following:

                       (x) Either party may terminate this Agreement in its sole discretion (notwithstanding that the other party is not in default) after December 31, 2002 upon 60 days prior written notice to the other party (which notice may be given prior to December 31, 2002); and (y) either party may terminate this Agreement pursuant to Section 6.D following a default by the other party.

                  The date this Agreement terminates pursuant this Section 6.A is the "Termination Date." The provisions of Section 5.C, 5.D, 5.E, 6.B, 6.C., 7 and 9 shall survive the termination of this Agreement.

                  B. Transition. Upon termination of this Agreement, the Distributor shall diligently cooperate with the Company to effect a smooth and orderly transition in the sale of the Products in the Territory. From the time that a notice of termination is received by either party until the effective termination date, the Distributor shall refer all Product inquiries to the Company, shall support the Company' existing customers in the Territory and shall cooperate, as much as reasonably possible, with any newly appointed distributor after the termination period.

                  C. Covenant Not to Compete. During the Term and for the twenty-four (24) months following the Termination Date (the "Non-Competition Period"), none of the Distributor, the Distributor's Affiliates, Principals or holders of any direct or indirect ownership interest in the Distributor will engage, directly or indirectly, in the Territory, in the manufacture, assembly, development, sale, distribution or service of products which are competitive to the Products which had been sold hereunder. In case of doubt or disagreement, the Company shall have the power to reasonably determine if a product is competitive to the Products which had been sold hereunder. During the Term and for the twenty-four (24) months following the Termination Date, none of the Distributor, the Distributor's Affiliates, Principals or holders of any direct or indirect ownership interest in the Distributor at any time on or after the date hereof shall directly or indirectly: (i) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of the Company, Lumenis or any of their Affiliates to cease doing business with the Company, Lumenis Ltd., an Israeli corporation ("Lumenis"), or their respective Affiliates, to deal with any competitor of the Company, Lumenis or their respective Affiliates that is engaged in the laser or light technology business or in any way interfere with any third party's relationship with the Company, Lumenis or their respective Affiliates;
      (ii) hire, retain or attempt to hire or retain any employee or independent contractor of the Company, Lumenis or their respective Affiliates; or
      (iii) disparage the Company, Lumenis or any of their respective Affiliates or any of their shareholders, directors, officers, employees or agents. "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms, "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding the foregoing, this Section 6.C shall not apply if this Agreement is terminated by the Distributor as a result of the Company's default.

                  D. Default. Subject to Section 4.B hereof, in the event of any default in the performance of any of its covenants or obligations under this Agreement by either party hereto, the non-defaulting party may send a written "Default Notice" explaining the nature of the default to the defaulting party, which notice shall be mailed in accordance with the notice provisions of Section 9.J hereof; provided that if after the giving of a Default Notice and prior to the Termination Date an FM Notice is given pursuant to Section 9.C within seven (7) days after receipt of the Default Notice, the Default Notice will be deemed superceded by the FM Notice, and the parties shall proceed pursuant to Section 9.C and not this
      Section 6.D.

                        If any default is not fully cured within 45 days (there is no period to cure for a payment default for Products pursuant to the final two sentences of Section 4.B) after mailing such default notice, the non-defaulting party may mail a Termination Notice terminating the distributorship under this Agreement, provided that the Company may immediately deliver a Termination Notice for a payment default by the Distributor pursuant to Section 4.B if all such defaulted amounts exceed in the aggregate $10,000 (including accrued and unpaid interest and default interest, if any). Such Termination Notice shall become effective immediately upon mailing except that this Agreement shall continue in force for the purpose of adjusting the rights of the parties hereto which may be accrued prior to termination, and with respect to those provisions hereof (such as, without limitation, in Sections 5, 6, 7 and 9) which are intended to remain in effect after the Termination Date.

                        For purposes of this Section 6.D., any default by any of the Distributor's Affiliates or the Principals shall be deemed a default by the Distributor.

                  E. Bankruptcy. In the event either party voluntarily files a petition in bankruptcy or liquidation, or has such a petition involuntarily filed against it, which is not discharged within 45 days after filing, or is placed in receivership, or in the hands of a trustee for the benefit of creditors or enters into any analogous situation or position under the law of any relevant jurisdiction or ceases doing business in the marketing, distribution, manufacture, sale or lease of Products, the other party may terminate this Agreement by mailing a Termination Notice effective immediately upon mailing.

            7. TERMINATION PAYMENT AND ASSETS ACQUISITION

                  A. Acquisition. Upon termination of this Agreement, on the Termination Date (the "Purchase Date"), the Company shall purchase the Distributor's Lumenis Business Assets (as defined below) and pay to the Distributor the Purchase Price therefor, provided that the Company shall not be entitled to acquire the Distributor's Lumenis Business Assets and the Company shall not be obligated to pay the Purchase Price (or any part thereof) to the Distributor in the event the Company terminates this Agreement (i) as a result of default by the Distributor under Section 6.D or (ii) pursuant to Section 6.E or the final sentence of Section 9.B.

                  B. Purchase Price. (i) The price to be paid for the purchase of the Distributor's Lumenis Business Assets (as may be adjusted as provided in this Section 7.B., the "Purchase Price") shall be equal to 90% of the product of (x) average quarterly gross revenues determined in accordance with U.S. generally accepted accounting principles

      ("GAAP") and actually collected by the Distributor and its affiliated service business, O'Brien Medical, Ltd. ("OB Medical"), from the sales and servicing of the Products made or performed during the twelve full calendar quarters (before or after the date hereof) ending prior to the Purchase Date, net (for each such quarter) of sales or use (or similar) taxes received from customers and net of rebates, refunds, chargebacks or any other amounts directly or indirectly returned to customers in any manner or otherwise repaid, refunded or netted from revenues of the Distributor or OB Medical (which relate to Products sold or serviced during such quarter) ("Quarterly Net Revenue"), multiplied by (y) four; provided that: (1) amounts collected during the three months following such twelfth calendar quarter (the "Tail Period") for Products sold or serviced during such prior calendar quarters, net of the aforesaid, shall be included in Quarterly Net Revenues for the calendar quarter to which such revenues related; (2) if the Distributor terminates this Agreement pursuant to Section 6.A.(x), then if the Termination Date is in 2003 the Purchase Price shall be reduced by 50% and if the Termination Date is in 2004 the Purchase Price shall be reduced by 25%; (3) if Company terminates this Agreement pursuant to Section 6.A(x) or the Distributor terminates this Agreement pursuant to Section 6.A.(y) following a default by the Company, then if the Termination Date is in 2003 the Purchase Price shall be increased by 50% and if the Termination Date is in 2004 the Purchase Price shall be increased by 25%; and (4) if the Agreement is terminated by reason of Force Majeure pursuant to Section 9.C, then if the Force Majeure event occurred during 2002, the Purchase Price shall be $2,500,000, and if the Force Majeure event occurred after 2002, then the Purchase Price shall be determined pursuant to the provisions of this Section 7.B which precede the proviso, but the calculation of the Average Quarterly Net Revenues shall exclude all calendar quarters in which such Force Majeure event occurred or was continuing, and the resulting Purchase Price shall be reduced by 25%.

                       (ii) Quarterly Net Revenue shall be determined by the Distributor's outside accounting firm (the "Auditor") within 30 days after the end of such calendar quarter (the "Quarterly Determination") at the Distributor's expense. The Distributor's annual financial statements shall be audited by the Auditor at the Distributor's expense. The Auditor shall determine the Purchase Price within 30 days after the end of the Tail
      Period. The Auditor's report setting forth the computation of the Quarterly Determination and the Purchase Price, as the case may be, shall be submitted in writing to the Distributor and the Company. The Company and its representatives, including, without limitation, a "Big Five" auditing firm selected by Company (the "Reviewing Auditor") shall have access to the books and records of the Distributor during regular business hours to verify the determination and computations made by the Auditor. After receipt of the Auditor's report of the Purchase Price, it shall be promptly reviewed by the Reviewing Auditor, who shall make a determination of the Purchase Price at the Company's expense. Unless either the Distributor or the Company notifies the other within thirty (30) days after receipt of the Reviewing Auditor's report that it objects to the computation of the Purchase Price set forth in the Reviewing Auditor's report, the Reviewing Auditor's determination and report shall be binding and conclusive for the purposes of this Agreement. If either the Distributor or the Company notifies the other in writing within thirty
      (30) days after receipt of the Reviewing Auditor's report that it objects to the computation set forth therein, then the Purchase Price shall be determined by negotiation between the Company and the Distributor. If the Company and the Distributor are unable to reach agreement within thirty
      (30) days after such notification, the determination of the Purchase Price shall be submitted to a mutually agreeable third-party firm of independent certified public accountants ("Special Accountants") for determination, whose determination shall be binding and conclusive on the parties. If the Special Accountants determine that the Purchase Price as determined by the Reviewing Auditor has been understated by 3% or more, then the Company shall pay the Special Accountants' fees, costs and expenses. If the Purchase Price as determined by the Reviewing Auditor has not been understated or understated by less than 3%, then the Distributor shall pay the Special Accountants' fees, costs and expenses. If the Company and the Distributor cannot agree on the Special Accountants, the matter shall be submitted to arbitration in accordance with Section 9.I.

                  C. Provisions Relating to Distributor's Lumenis Business Assets. (i) As used herein, the Distributor's Lumenis Business Assets consist of the following:

                       (x) all of the Distributor's records relating to customers who have purchased the Company's products from the Distributor at any time, whether before or after the Effective Date of this Agreement;

                       (y) all service contracts entered into by the Distributor or OB Medical under which the Distributor or OB Medical performs maintenance and other services on the Company's Products and all of the records relating thereto (the "Service Agreements");

                       (z) the names "Eclipse" and "O'Brien Medical" and any trademarks, tradenames, internet domain names or other intellectual property relating thereto.

                       (ii) Distributor, OB Medical and O'Brien Holdings LLC hereby agree to amend their limited partnership and limited liability company certificates, respectively, and agreements within five days after the Purchase Date to change their names to eliminate "Eclipse" and "O'Brien" therefrom. The Company agrees to grant back to the Principals a royalty-free, non-exclusive license of the names "Eclipse" and "O'Brien Medical" for uses which do not compete with the business of the Company or its affiliates, on terms to be agreed upon by the Company and the Principals.

                  D. Purchase Price Payment. If the Purchase Price is $1,250,000 or less, it shall be payable in a single installment payable on the later of the last day of the month following the month in which the Purchase Price is finally determined pursuant to Section 7.B or the first Business Day in 2005 (the "First Installment Date"), which amount will be offset as set forth in the Note and subject to offset against any then outstanding accounts receivable from the Distributor (or any other amounts owing by the Distributor) to the Company or its Affiliates. If the Purchase Price exceeds $1,250,000, then $1,250,000 shall be payable on the First Installment Date, and the balance of the Purchase Price shall be paid to the Distributor in five (5) equal installments over a period of approximately 30 months following the First Installment Date (the "Installments"), in the case of the first and subsequent installments subject to the above-mentioned offsets. Notwithstanding the preceding two sentences, if the Company voluntarily terminates this Agreement pursuant to Section 6.A(x) then 50% of the Purchase Price (subject to the above-mentioned offsets and in the manner set forth herein), but not more than $1,250,000 shall be payable on the last day of the month following the month in which the Purchase Price is finally determined pursuant to
      Section 7.B and the balance of the Purchase Price shall be paid as set forth in the preceding two sentences. The second Installment is payablein six months after the First Installment Date, and another Installment is payable every six months thereafter (on the last day of each such sixth month) until full payment of the Purchase Price . The Company, at its sole discretion, may, upon notice to the Distributor on or prior to any scheduled Installment payment date (including the First Installment Date), elect to make payment, in part or in whole, of the Installment due on such date, and/or some or all of the future installments either in cash or by causing a publicly traded affiliate of the Company (or of a permitted assignee pursuant to Section 9.B) ("Issuer") to issue to the Distributor shares of common stock (in the case of Lumenis, currently called "ordinary shares") of Issuer ("Issuer Shares"); the number of Issuer Shares to be issued is to be determined by dividing the cash amount of such Installment payment being satisfied with Issuer Shares by the closing price of the Issuer Shares of common stock on the Business Day immediately preceding the date such Installment payment is due; provided that the Distributor, by written notice to the Company not less than 15 days prior to an Installment payment date, may require the Company to pay up to twenty percent (20%) of such and up to 20% of future Installment payments in cash (the "Cash Portion"), the exact percentage of the Cash Portion to be specified in such notice; and provided further that in no event shall the aggregate Cash Portion payments elected by the Distributor exceed twenty percent (20%) of the Purchase Price.. The Company will use its best efforts to have Issuer cause its transfer agent to deliver to the Distributor within ten Business Days after the scheduled Installment payment date certificates for the aggregate number of Issuer Shares being delivered in satisfaction, in part or in whole, of such Installment of the Purchase Price. Said certificates will bear a restrictive transfer legend referring to the Securities Act of 1933, as amended (the "Securities Act"), as set forth in Section 7.G. Any Installment due on a day which is not a Business Day shall be paid on the next business day.

                  E. Acquisition Closing Deliverables. On the Purchase Date, (i) the Distributor and OB Medical will (A) assign, transfer and convey the Distributor's Lumenis Assets to the Company, together with an indemnity reasonably satisfactory to the Company and its counsel from the Distributor and OB Medical with respect to any pre-transfer defaults or liabilities under the Service Agreements, (B) execute such instruments of sale, transfer, conveyance, and assignment as the Company and its counsel reasonably may request; and (C) deliver all authorizations, consents, and approvals of governments and governmental agencies necessary to consummate the purchase; (ii) the Company will execute and deliver to the Distributor and OB Medical an assumption of the post-Purchase Date obligations of the Distributor or OB Medical under the Service Agreements.

                  F. Allocation. The Distributor and the Company agree to cooperate to achieve a proper allocation of the Purchase Price (and all other capitalizable costs) for all purposes (including financial accounting and tax purposes).

                  G.  Securities  Laws   Representations   and  Restrictions  on
      Transfer.

                       (i) The Distributor represents and warrants to the Company that the Distributor (i) understands that the Issuer Shares to be issued have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring such shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Lumenis and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in acquiring and holding the Issuer Shares, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Issuer Shares.

                       (ii) The Distributor acknowledges and agrees that the Issuer Shares (or any right to receive Issuer Shares) may not be Transferred (as hereinafter defined) without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws. Accordingly, the Distributor will refrain from Transferring or otherwise disposing of any of the Issuer Shares, or any interest therein, without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such laws, as evidenced by an opinion of counsel satisfactory to Lumenis which the Distributor shall procure and provide to Lumenis prior to any such Transfer. "Transfer" means any direct or indirect offer, sale, transfer, assignment, other disposition, exchange, gift, assignment, pledge or grant of any security interest.

                       (iii) The certificates representing the Issuer Shares to be delivered to the Distributor, and any certificates subsequently issued with respect thereto or in substitution therefor (including any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization or similar event or upon a Transfer (if permitted pursuant to the preceding subparagraph (ii)) shall bear the following legend:

      THE SECURITIES  EVIDENCED  HEREBY WERE ORIGINALLY  ISSUED IN A TRANSACTION
      EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND APPLICABLE STATE LAW, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM (IN EACH CASE BASED UPON AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED).

            8. ADDITIONAL EFFECTIVE DATE TRANSACTIONS; CERTAIN REPRESENTATIONS OF THE DISTRIBUTOR

                  A. Service Fees. Within fifteen (15) days after the Effective Date, the Company will pay the Distributor a one time fee, equal to ten percent (10%) of the Company's net revenues on all sales of new equipment in the Territory from August 1, 2001 until the Effective Date, as full payment for servicing by the Distributor of Products in the Territory during such period for which the Distributor has not yet been reimbursed by the Company. If the parties cannot agree on the amount of this payment, it shall be settled by arbitration in accordance with Section 9.I.

                  B. Delinquent Receivables. The Company hereby agrees to cancel on the Effective Date all outstanding past due accounts receivable from the Distributor. On the Effective Date, the Company will provide the Distributor with a cancellation of the delinquent receivables in substantially the form of Exhibit I hereto.

                  C. Mutual Releases. As a condition precedent to the effectiveness of this Agreement, the Company, the Distributor, OB Medical and the Principals will enter into the Release, attached hereto as Exhibit H, whereby each party releases the other party from all claims such party has or may have against such other party.

                  D. Outstanding Commissions. Within five days after the Effective Date, the Company shall pay the Distributor all accrued but unpaid commissions in respect of sales of Products by the Distributor during November 2001 and an estimated amount for such commissions for December 2001, with the latter to be trued up by January 31, 2002.

                  E. Solvency Representation. The Distributor represents and warrants to the Company as follows:

                       (i) On the Effective Date after consummation of the transactions set forth in this Section 8, the Distributor will not be insolvent. As used in this section, "insolvent" means that the sum of the debts and other probable liabilities of the Distributor exceeds the present fair saleable value of the Distributor's assets.

                       (ii) Immediately after the Effective Date: (i) the Distributor will be able to pay its liabilities as they become due in the usual course of its business; (ii) the Distributor will not have unreasonably small capital with which to conduct its present or proposed business; (iii) the Distributor will have assets (calculated at fair market value) that exceed its liabilities; and (iv) taking into account all pending and to the best of the Distributor's knowledge threatened litigation, final judgments against the Distributor in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, the Distributor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of the Distributor. The cash available to the Distributor, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

            9. MISCELLANEOUS TERMS

                  A.  Amendments  and Waivers.  No amendment of any provision of this  Agreement  shall be valid  unless the same  shall be in writing  and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  B. Assignment. Unless the Company consents in writing, this Agreement and the rights and obligations granted hereunder shall not be assigned or otherwise transferred, directly or indirectly, by the Distributor. The Company, may, upon written notice to the Distributor, assign or otherwise transfer this Agreement and/or the rights and obligations arising hereunder to: (i) any Person, provided the Company remains liable for payment of the Purchase Price; (ii) any Person (other than an Affiliate of the Company) upon such Person's direct or indirect acquisition of all or substantially all of the assets of the aesthetics business of the Company; or (iii) any Person or affiliated group of Persons (other than an Affiliate of the Company) that acquires, directly or indirectly, beneficial ownership of more than 50% of the outstanding shares of capital stock of the Company or Lumenis having ordinary voting power or with or into which the Company or Lumenis is merged or consolidated. In addition, in the event of any transfer of intellectual property of or relating to the Company to an Affiliate of the Company, this Agreement will automatically be assigned to such Affiliate to the extent of such intellectual property and solely for said purpose, with the Company to remain liable for the Purchase Price. Unless otherwise agreed by the parties, in the event that control (whether by shares or otherwise) or ownership of the Distributor is, directly or indirectly, sold, or being sold or transferred to a third party, the Company, in its sole discretion, may terminate this Agreement upon written notice of 90 days.

                  C. Force Majeure. If by reason of causes beyond the control of either party hereto, including, but not limited to, labor problems strikes, failure of major subcontractors, fire, acts of God, accidents, act of war or terrorism, civil unrest, governmental, legal or judicial restrictions, or inability to obtain power, material, equipment or transportation, a party is delayed in its performance in whole or in part of its obligations as set forth herein (other than payment for Products), then such party shall be excused for such delay and such delay will not make the party liable in damages to the other party. The party delayed shall immediately notify the other party of the reasons for the delay and its estimated duration (the "FM Notice"), and shall take all steps necessary to minimize such delay. Upon delivery of the FM Notice the obligations of the parties under this Agreement shall be suspended until the earlier of (i) the cessation of the disrupting event or occurrence or
      (ii) six calendar months after the delivery of the FM Notice, but no later than six months and ten days after the date of the disrupting event or occurrence (the "Disrupted Period").

                  As soon as practicable after the delivery of the FM Notice, the parties shall cooperate to address any problem that may then exist and to modify this Agreement, or determine new practicable working conditions and terms, to maintain the relationship of the parties under this Agreement during the Disrupted Period (the "Interim Agreement").

                  Should the parties fail to reach an Interim Agreement, either party may terminate this Agreement after the close of the Disrupted Period by delivering written notice to the other party (the "FM Termination Notice"), such termination to take effect immediately upon receipt of the FM Termination Notice (the "FM Termination Date").

                  D. Relationship of the Parties. Nothing in this Agreement, nor anything to be done pursuant to its terms and conditions, is intended to, nor shall it create a partnership, joint venture or principal-agent relationship between the parties. This Agreement is intended to establish a supplier-distributor relationship. The Distributor shall not represent itself other than as an authorized distributor of the Company and shall save and hold harmless the Company from damages, losses, indemnities and liabilities, including cost of litigation arising from or in connection with any representation not authorized by this Agreement.

                  E. Specific Performance. Each of the parties acknowledges and agrees that in the event of any breach under Sections 5.A.(ii), 5.C. or 6.C. the other party or its Affiliates would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party or its Affiliates shall be entitled to an injunction or injunctions to prevent breaches of such provisions of this Agreement and to enforce specifically such provisions of this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

                  F. Rights and Remedies. The rights and remedies provided each of the parties herein shall be cumulative and in addition to any other rights and remedies provided by law or otherwise. Any failure in the exercise by either party of its rights to terminate this Agreement or to enforce any provision of this Agreement for any default or violation by the other party shall not prejudice such party's right of termination or enforcement for such or any other default or violation.

                  G. Severability. The parties agree that it is not the intention of either party to violate any public policy, statutory or common law and that if any provision herein violates the applicable law of any jurisdiction where it is unlawful, such part will be severable and will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. The parties agree that with respect to any part of this Agreement which is held to be unenforceable or void, that they will attempt to renegotiate such part in a manner consistent with the intention of the parties.

                  H. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  I. Arbitration and Jurisdiction.

                       (i)  General.  All  disputes  under this  Agreement,  all
      claims of breach or default hereunder, and all matters relating thereto shall be determined by arbitration in New York, New York by the majority decision of three arbitrators (the "Arbitrators"), one of whom shall be designated by the Company, the second of whom shall be designated by the Distributor and the third of whom shall be selected by the Arbitrators appointed by the Company and the Distributor, or in the event of failure to agree on a third arbitrator by such means, by the American Arbitration Association. Except as otherwise provided in this Agreement, the Commercial Arbitration Rules of the American Arbitration Association shall govern any arbitration under this Agreement. The Arbitrators shall have full power to award any remedy which they deem appropriate in the circumstances, including without limitation, damages or specific performance or other injunctive relief. Any determination by the Arbitrators shall be enforceable in any court having proper jurisdiction. All expenses of the arbitration shall be borne in such manner as the Arbitrators determine.

                       (ii) Arbitration Schedule. Any arbitration hereunder shall be conducted in accordance with the following schedule:

                             (a) The Company or the Distributor may serve on the other a notice demanding arbitration, which notice shall specify all claims that it wishes to have resolved through arbitration. This notice shall include the name of the Arbitrator appointed by the party submitting the notice.

                             (b) Within twenty (20) days after receipt of a notice of claim, the party so served shall serve an answer, which shall include (if the party has not itself filed a notice and specifications under subsection A above), the name of the Arbitrator appointed by that party. All claims and any answers thereto shall be consolidated and arbitrated together.

                             (c) Within five (5) business days after both the Company and the Distributor have received notice of the name of the Arbitrator appointed by the other, the third Arbitrator will be selected or his selection committed to the American Arbitration Association in New York, New York upon the application of either the Distributor or the Company.

                             (d) On the request of either the Company or the Distributor, the Arbitrators shall permit such reasonable discovery as they deem appropriate, on such terms and within such time as they shall allow.

                             (e) All claims and any evidence in support of those claims shall be submitted to the Arbitrators in such manner as they shall direct within such time period as they shall determine. The Arbitrators shall promptly issue a decision resolving all disputes and claims and awarding such relief as they deem appropriate in the circumstances, including, if the Arbitrators deem appropriate, an award of attorneys' fees.

                       (iii) Jurisdiction. The Parties agree that any judicial action, suit or proceeding brought against any Party hereto authorized pursuant to the provisions of this Agreement, or to enforce any decision of the arbitrators rendered pursuant to this Section 8.I, may be brought in the Federal District Court of the Southern District of New York, and by execution and delivery of this Agreement the parties each (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceedings brought in such a court on the grounds that such a court is an inconvenient forum. The Parties each hereby waive its personal service of process, provided that service of process upon it is made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.K of this Agreement, and service so made shall be deemed completed on the third business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law.

                  J. Entirety of Agreement. This Agreement sets forth the entire understanding and agreement between the parties herein concerning the subject matter covered herein, and supersedes and cancels any prior, contemporaneous, oral or written agreement or representation, if any, between the parties. This Agreement may be modified only by a subsequent agreement or undertaking duly executed by the parties.

                  K. Notices. Any notices or demand required or permitted to be given hereunder shall be in writing and deemed to be given and received when mailed as described herein; a notice or demand is deemed to have been mailed when (i) it has been deposited in the official mail of the country from which it is being sent, by certified or registered mail, return receipt requested and mail postage prepaid or (ii) is received, if mailed otherwise. The following are the addresses of the parties for the purpose of notice:

      If to the Company:

      Lumenis Inc.
      2400 Condensa Street
      Santa Clara, California  95051-0901
      Attention:  Michal Drayman, Senior Financial Officer - Americas

      with a copy to:

      Stephen Kaplitt, Esq.
      Vice President and General Counsel
      Lumenis Inc.
      375 Park Avenue (11th Floor)
      New York, New York  10152
      USA

      If to the Distributor or the Principals:

      Eclipse Medical, Ltd.
      3728 Realty Road
      Addison, Texas  75001
      USA
      Attention:  Paul O'Brien

      Any change of address shall be given by written notice.

                      [signature page follows immediately]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the duly authorized officers as of the date first written above.

        LUMENIS INC.                              ECLIPSE MEDICAL, LTD.


        By: /s/ Sagi Genger                       By: /s/ O'Brien Holdings, LLC
           -----------------------------             ---------------------------
           Name: Sagi Genger                         Name: /s/Paul O'Brien
           Title: Chief Operating Officer            Title: Manager

        For the purposes of signifying agreement to Sections 5.C. and 6.C. hereof:


        /s/ Thomas M. O'Brien
        ------------------------------------
        Thomas M. O'Brien


        /s/ Paul O'Brien
        ------------------------------------
        Paul. O'Brien


        /s/ Kevin O'Brien
        ------------------------------------
        Kevin. O'Brien

        O'BRIEN MEDICAL, LTD.

        By: OBRIEN HOLDINGS, LLC


        By: /s/ Paul O'Brien
           ---------------------------------
           Name: Paul O'Brien
           Title:  Manager

        O'BRIEN HOLDINGS, LLC

        By: /s/ Paul O'Brien
           ---------------------------------
           Name: Paul O'Brien
           Title: Manager

                                    EXHIBIT A

I. Products. All the Company products and accessories listed in the U.S. Price List for:

            U.S. Aesthetic Laser Products and Accessories
            U.S. Aesthetic IPL Products and Accessories

      Specifically excluded from the Distributor's appointment are sales and service of all products sold exclusively through U.S. national distributors, and sales and service of ophthalmic and surgical products, surgical lasers for dental applications and all present and future GyneLase products and any future products for gynecological applications.

II. A. The Distributor Direct Purchases from The Company

      The Distributor is responsible for purchasing from the Company and payment to the Company for all Company products the Distributor resells to its customers in its assigned territory. The Distributor prices are:

            Product: 72% of the Company's retail list prices for such Product. No additional discounts apply unless approved in advance in writing by the Company.

            Accessories/supplies: 72% of the Company's retail list prices for such Product accessories and supplies. No additional discounts apply unless approved in advance in writing by the Company.

            Service Spare Parts: Those prices for service parts in the Price List for service spare parts. No additional discounts apply unless approved in advance in writing by the Company.

      B. The Distributor's customer buys directly from the Company. Should a customer in the Territory decide to purchase or require purchases directly from the Company, the following will apply:

                  a. The Company must quote the customer directly. The
            Distributor cannot quote on the Company' behalf. Prices quoted will be off USA Direct List. In the event of a hospital or government tender, the Distributor must provide a copy. If a Company quote leads to a customer sale and subsequent customer payment, then the Distributor will receive a commission equal to 28% of the sale price of products and accessories sold to customer and such sales price (when received) shall be included in gross revenues of the Distributor for the applicable calendar quarter for the purposes of
            Section 7.B of the Distribution Agreement (subject to the netting provisions thereof). Any discount pricing to customer will be shared equally between the Distributor and the Company.

                  b. The Distributor's customer purchase order payment must be made out to the Company.

III. Minimum orders. A minimum order value per the Distributor purchase order is outlined below:

            Product: $5,000 USD
            Accessories: $ 200 USD
            Service Parts: $ 200 USD

      The Distributor will pay a $25.00 handling charge for any orders placed for amounts less than those outlined above.

                                    EXHIBIT B

                           [Intentionally left blank]

                                    EXHIBIT C

                           [Intentionally left blank]

                                    EXHIBIT D

                           [Intentionally left blank]

                                    EXHIBIT E

                                 Win/Loss Report

Order/Lost Business Report

Sales Representative __________________________________ Date __________________

Customer/Prospect,   Name:______________________________Institution

                     Name:______________________________Key Individuals

                     Address:__________________________________________________

           Private Practice |_|

           Institution |_|

Product__________________________________Configuration_________________________

Sale Price_________________________

o     Demo done Yes |_| No |_|

o     Formal presentation done Yes |_| No |_| If so, what?____________________

o     Name and title of decision maker________________________________________

o     Name and title of major influencer______________________________________

o     Number of contacts required to close sale_______________________________

o     Will customer purchase future Lumenis products? Yes |_| No |_|

o     What was the source of the initial lead?________________________________

o     Competition present at initial contact Yes |_| No |_|

o     Was there a competitive demo? Yes |_| No |_|

      Presentation Yes |_| No |_|

o     Competitive product price_______________________________________________

o     Competitive product configuration_______________________________________

o     Competitive info________________________________________________________

o     Reason you won |_| Lost |_| the sale____________________________________

                                    EXHIBIT F

                                    EXHIBIT G

                                    EXHIBIT H

                                     RELEASE

      Reference is made to the Distribution Agreement, dated as of December 31, 2001 (the "Distribution Agreement"), by and among Lumenis Inc. (the "Company") and Eclipse Medical, Ltd., a Texas limited partnership (the "Distributor") , as distributor. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Distribution Agreement.

      NOW THEREFORE:

      The Distributor and each of the undersigned Principals and Affiliates of the Distributor (each a "Distributor Releasor"), on behalf of itself and its respective parents, affiliates, direct and indirect subsidiaries, directors, officers, stockholders, heirs, executors, administrators, predecessors,
successors  and  assigns,   fully  and  unconditionally   releases  and  forever
discharges the Company, together with its direct and indirect parents, affiliates (including, without limitation, sister corporations), direct and indirect subsidiaries, successors and assigns and all their present and former directors, officers, stockholders, employees, representatives, contractors, consultants, agents, attorneys, heirs, executors and administrators (collectively, the "Company Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities, and demands whatsoever, in law, admiralty or equity (collectively, "Claims"), which any Distributor Releasor, any Distributor Releasor's parents, affiliates, direct and indirect subsidiaries, directors, officers, stockholders, heirs, executors, administrators, predecessors, successors and assigns ever had, now have or hereafter can, shall or may have against any Company Releasee, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the Effective Date, including, but not limited to, (x) any Claims relating to or arising out of any distribution agreement between the Company or any Company Releasee and the Distributor, O'Brien Medical, Ltd. ("O'Brien") or any other Distributor Releasor, and (y) any other business, course of dealing or other relationship between any Distributor Releasor and any Company Releasee, but excluding claims under or pursuant to the Distribution Agreement (including, without limitation, for indemnification pursuant to Section 5.D thereof) or documents executed pursuant thereto; and

      The Company ("Company Releasor") on behalf of itself and its parents, affiliates, direct and indirect subsidiaries, directors, officers, stockholders, predecessors, successors and assigns, fully and unconditionally releases and forever discharges the Distributor and each of the undersigned Principals and Affiliates of the Distributor, together with its direct and indirect parents, affiliates (including, without limitation, sister corporations), direct and indirect subsidiaries, heirs, executors, administrators, predecessors, successors and assigns and all their present and former directors, officers, stockholders, employees, representatives, contractors, consultants, agents, attorneys, heirs, executors and administrators (collectively, the "Distributor Releasees") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, liabilities, and demands whatsoever, in law, admiralty or equity (collectively, "Claims"), which the Company Releasor, the Company Releasor's parents, affiliates, direct and indirect subsidiaries, directors, officers, stockholders, predecessors, successors and assigns ever had, now have or hereafter can, shall or may have against any Distributor Releasee, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the Effective Date, including, but not limited to, (x) any Claims relating to or arising out of any distribution agreement between the Company Releasor and Eclipse, O'Brien or any other Distributor Releasee, and (y) any other business, course of dealing or other relationship between the Company Releasor and any Distributor Releasee, but excluding Claims under or pursuant to the Distribution Agreement (including, without limitation, for indemnification pursuant to Section 5.D thereof) or documents executed pursuant thereto.

      Each Distributor Releasor signing this Release warrants that he or it has the full authority of the Distributor Releasor to sign on behalf of such Distributor Releasor, and that such Distributor Releasor has not conveyed, assigned or transferred any Claims which such Distributor Releasor has against any Company Releasee.

      The Company warrants that it has full authority to sign this Release, and has not conveyed, assigned or transferred any Claims which the Company has against any Distributor Releasee.

      This Release may not be changed orally.

                      [signature page follows immediately]

      IN WITNESS WHEREOF, each of the undersigned has executed this Release in his individual capacity or has caused this Release to be executed by its duly authorized officer as of this 31st day of December, 2001.

ECLIPSE MEDICAL, LTD.

By:_____________________
   Name:
   Title:


O'BRIEN MEDICAL, LTD.

By:  O'BRIEN HOLDINGS, LLC

   By:_____________________
      Name:
      Title:

-----------------------------
Thomas M. O'Brien

-----------------------------
Paul O'Brien

-----------------------------
Kevin O'Brien


LUMENIS INC.

By:_____________________
   Name:
   Title:

                                    EXHIBIT I

                                  LUMENIS INC.

                                                         as of December 31, 2001

Eclipse Medical, Ltd.
3728 Realty Road
Addison, Texas 75001

Gentlemen:

      This will confirm that as of the date hereof we have cancelled on our books and records an aggregate of $____________ of past receivables due from Eclipse Medical, Ltd., which receivables are described on Schedule A attached hereto.

      This receivables cancellation  confirmation is being delivered pursuant to
Section 8.B of the Distribution Agreement, dated the date hereof, between you and us.

                                                LUMENIS INC.

                                                By:__________________________
                                                   Name:
                                                   Title:

                               SCHEDULE 5.D.(iii)

1. Robert Yoeman, M.D., Austin, TX - Vasculight H.R.
2. Gary Ketter, M.D., Dallas, TX - Epilight
3. Ungaro Mancuci, M.D., Beaumont, TX - Epilight
4. Smooth Contours (Mr. Rick Brown), Dallas, TX - Epilight

All claims relate to alleged misrepresentations as to product effectiveness and performance.


                                      -2-